UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 21, 2018

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 407-5300
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company    [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [ ]

Item 1.01	Entry into a Material Definitive Agreement

On August 21, 2018, Cree, Inc. (the “Company”) entered into a Third Amendment (the “Third Amendment”) to its Credit Agreement, dated as of January 9, 2015 (as amended from time to time, the “Credit Agreement”), with Wells Fargo Bank, National Association, as administrative agent, E-conolight LLC, a domestic subsidiary of the Company (“E-conolight”), as guarantor, and the other lenders party thereto.

The Third Amendment amends the Credit Agreement to permit the Company to offer senior unsecured indebtedness convertible into shares of the Company’s common stock and cash, including the Convertible Senior Notes due 2023. In addition, the Third Amendment requires the Company and E-conolight to provide additional collateral for their obligations under the Credit Agreement, including their personal property assets and their shares in any U.S. subsidiaries, and also provides for potential increases in the interest rate and commitment fee percentages payable by the Company, as determined in accordance with the Credit Agreement depending on a ratio of funded debt to EBITDA, such that loans at a LIBOR rate interest may include a spread of up to 1.75%, loans at a base rate may include a spread of up to 0.75%, and fees based on the unused amount of revolving credit commitments may be up to 0.25% per annum. The Third Amendment also modifies certain financial covenants applicable to the Company, such that the Company is required to maintain a ratio of consolidated funded indebtedness to EBITDA equal to or less than 4.50 to 1.00 and a ratio of consolidated senior funded indebtedness to EBITDA equal to or less than 3.25 to 1.00, in each case determined in accordance with the Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 1.01 above is incorporated herein by reference.

Item 8.01	Other Events

On August 22, 2018, Cree, Inc. (the “Company”) issued a press release announcing the pricing of the previously announced offering of the Company’s convertible senior notes due 2023 (the “notes”). A copy of the press release is attached hereto as Exhibit 99.1 hereto and is incorporated by reference herein.

This report does not constitute an offer to sell or a solicitation of an offer to buy the notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. The notes have not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description of Exhibit

99.1	Cree, Inc. press release, dated August 22, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	Michael E. McDevitt
Michael E. McDevitt
Executive Vice President and Chief Financial Officer

Date: August 22, 2018